Exhibit 99.1 October 27, 2005 FOR IMMEDIATE RELEASE Investor Contact: Mark Warren (205) 298-3220 Media Contact: David Donaldson (205) 298-3220
VULCAN MATERIALS REPORTS RECORD THIRD QUARTER RESULTS EARNINGS FROM CONTINUING OPERATIONS UP 39 PERCENT

Birmingham, Alabama - October 27, 2005 - Vulcan Materials Company (NYSE:VMC) today announced record net sales of $749 million and record net earnings of $122 million, or $1.17 per diluted share in the third quarter. These amounts represent a 15 percent increase in net sales and a 23 percent increase in net earnings from the prior year's levels. Earnings from continuing operations increased 39 percent to $128 million, or $1.23 per diluted share. Discontinued operations - comprised of the Company's former Chemicals business - reported a loss of $6 million, or $0.06 per diluted share in the quarter.

Commenting on the third quarter results and fourth quarter outlook, Chairman and Chief Executive Officer Don James said, "Our Construction Materials business achieved the highest quarterly sales and earnings in its history. We are pleased with the underlying strength in our markets and the solid pricing gains realized for our products. Volume gains were realized despite the disruptive effects of five hurricanes in the quarter. Going forward, construction activity should continue to be robust."

During the third quarter, the Company repurchased 795,800 shares of its common stock at a total cost of approximately $54 million, representing an average cost of $68.01 per share. Year to date, the Company has repurchased 2,008,438 shares at a total cost of approximately $123 million, representing an average cost of $61.30 per share. The number of shares remaining under the Company's repurchase authorization is approximately 6.5 million shares.

Continuing Operations

Third quarter earnings from continuing operations before income taxes were $173 million, an increase of 24 percent from the prior year's level. Net sales were a record $749 million, an increase of $100 million, or 15 percent, from the record level reported last year.

The strong increase in sales resulted from sharply higher prices for all key products and a 3 percent increase in aggregates shipments. Prices for aggregates in the quarter increased 9 percent as compared to the same period in the prior year. Sales volume growth was limited somewhat by wet weather and the related disruptions in construction activity from the hurricanes. Higher prices for aggregates more than offset sharp increases in the cost of diesel fuel and higher spending for repairs, maintenance, parts and supplies necessary to improve recently acquired plants and to operate at record production levels. Diesel fuel price per gallon increased over 50 percent from the prior year, reducing pretax earnings by approximately $11 million.

Sales for both asphalt and ready-mixed concrete were up sharply in the third quarter from the prior year due mostly to significantly higher prices. Price increases for both products offset higher costs for raw materials, including liquid asphalt and cement. Sales volumes for both products increased versus the prior year, driven by strong demand in California and Arizona and the addition of an asphalt business acquired in Arizona during the first quarter of this year.

Selling, administrative and general expenses increased $10 million from the prior year's quarter due mostly to the effect of the Company's performance share incentive plan. Compensation expense under the plan is influenced by the degree to which business targets are achieved and is affected by stock price, which increased sharply in the third quarter.

Other income increased $9 million from the prior year's third quarter due to an increase in the carrying value of a contingent ECU earn-out agreement included as part of the consideration paid by the buyer of the Company's Chemicals business. This earn-out is accounted for as a derivative instrument with future adjustments to the carrying value, if any, recorded as other income or charges in continuing operations.

Interest income increased $5 million from the prior year's third quarter due to interest recorded from the settlement of federal tax refunds, higher returns and higher average balances on short and medium-term investments.

The effective tax rate on earnings from continuing operations was 25.8 percent in the third quarter as compared to 34.2 percent in the prior year's third quarter. The current year's effective tax rate decreased due principally to a reduction in estimated income tax liabilities for prior years and a favorable settlement of federal refund claims. In the third quarter of 2004, an increase in the contingency for uncertain tax positions raised the quarterly effective tax rate.

All results are unaudited.

Discontinued Operations

On June 7, 2005, the Company closed the sale of its Chemicals business. The reported loss of $6 million in the quarter was due primarily to related exit and disposal costs. In the prior year, earnings were approximately $7 million.

Outlook

According to Mr. James, "Overall demand remains strong and aggregates pricing gains achieved thus far in 2005 provide momentum as we move into 2006. Our challenge is to continue to achieve productivity improvements in order to meet increased demand and offset higher costs for energy and materials. Energy-related costs have become particularly acute since Hurricane Katrina in late August. For the fourth quarter, we expect diesel fuel costs to increase approximately $13 million from last year's fourth quarter.

"Aggregates pricing and volumes are each up approximately 7 percent year to date. We expect increases in both price and volume in the fourth quarter as compared to last year. Our outlook for demand in the fourth quarter is based on residential construction remaining at high levels and a continuation of the modest recovery underway in private nonresidential construction. The new multi-year highway bill passed by Congress and signed into law by the President enables states to move forward with significant new projects and sets the stage for steady growth in highway spending for the coming years.

"In the fourth quarter we expect earnings of $0.64 to $0.84 per diluted share from continuing operations, assuming normal weather patterns. Our fourth quarter guidance does not reflect any future market value adjustment to the ECU earn-out. For the full year, we expect to earn $3.05 to $3.25 per diluted share from continuing operations, an increase of 21 to 29 percent from last year. We are in the midst of our business planning for 2006 and, preliminarily, believe that the expected level of construction activity should lead to continued growth in earnings."

In keeping with past practice, the Company will give quarterly and annual earnings guidance, and will issue press releases to revise earnings guidance if the Company is reasonably certain that its earnings per share, on either a quarterly basis or an annual basis, will be outside its last published guidance.

Conference Call

Vulcan will host a broadcast of the quarterly earnings conference call scheduled for 10:00 a.m. CDT on Friday, October 28, 2005. Investors and other interested parties may access the teleconference live by calling (800) 706-7748 or via the Internet through Vulcan's home page at vulcanmaterials.com. For international calls dial (617) 614-3473. The participant access code is 95260066.

Vulcan Materials Company, a member of the S&P 500 index, is the nation's foremost producer of construction aggregates and a major producer of other construction materials.

Certain matters discussed in this release, including expectations regarding future performance, contain forward-looking statements that are subject to risks, assumptions and uncertainties that could cause actual results to differ materially from those projected. These risks, assumptions and uncertainties include, but are not limited to, those associated with general business conditions; the timing and amount of federal, state and local funding for infrastructure; the highly competitive nature of the construction materials industry; pricing; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; increasing healthcare costs; the timing and amount, if any, of the payments to be received by the Company under two earn-outs contained in the agreement for the divestiture of the Company's Chemicals business unit; and other risks, assumptions and uncertainties detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year. Forward-looking statements speak only as of the date hereof, and Vulcan assumes no obligation to update such statements.

TABLE A
Vulcan Materials Company and Subsidiary Companies
	(Amounts in thousands, except per share data)
Consolidated Statements of Earnings (Condensed and unaudited)	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004

Net sales
Delivery revenues
Total revenues

Cost of goods sold
Delivery costs
Cost of revenues

Gross profit
Selling, administrative and general expenses
Other operating expense (income), net
Other income, net
Earnings from continuing operations before
   interest and income taxes
Interest income
Interest expense
Earnings from continuing operations before income taxes
Provision for income taxes
Earnings from continuing operations
Earnings (loss) on discontinued operations, net of tax
Net earnings

Basic earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Diluted earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Weighted-average common shares outstanding:
   Basic
   Assuming dilution
Cash dividends per share of common stock
Depreciation, depletion, accretion and amortization from continuing operations
Effective tax rate

$749,367
80,649
830,016

522,111
80,649
602,760

227,256
62,387
(37)
10,673

175,579
6,484
9,150
172,913
44,592
128,321
(6,105)
$122,216

$1.25
(0.06)
$1.19

$1.23
(0.06)
$1.17

102,320
104,397
$0.290

$55,759
25.8%

$649,309
74,066
723,375

452,096
74,066
526,162

197,213
52,378
(1,190)
1,670

147,695
1,106
8,982
139,819
47,828
91,991
6,971
$98,962

$0.90
0.07
$0.97

$0.89
0.07
$0.96

102,502
103,659
$0.260

$52,361
34.2%

$1,934,116
206,590
2,140,706

1,404,252
206,590
1,610,842

529,864
169,511
4,173
12,907

369,087
12,118
28,023
353,182
101,475
251,707
46,407
$298,114

$2.46
0.45
$2.91

$2.41
0.45
$2.86

102,503
104,376
$0.870

$162,944
28.7%

$1,665,906
179,775
1,845,681

1,221,415
179,775
1,401,190

444,491
146,977
(6,203)
6,017

309,734
3,654
31,116
282,272
86,016
196,256
5,497
$201,753

$1.92
0.05
$1.97

$1.90
0.05
$1.95

102,361
103,513
$0.780

$156,266
30.5%

TABLE B
Vulcan Materials Company and Subsidiary Companies	(Amounts in thousands)
Consolidated Balance Sheets (Condensed and unaudited)	September 30 2005	December 31 2004	September 30 2004

Assets
Cash and cash equivalents
Medium-term investments
Accounts and notes receivable:
   Accounts and notes receivable, gross
   Less: Allowance for doubtful accounts
      Accounts and notes receivable, net
Inventories:
   Finished products
   Raw materials
   Products in process
   Operating supplies and other
      Inventories
Deferred income taxes
Prepaid expenses
Assets held for sale
      Total current assets
Investments and long-term receivables
Property, plant and equipment:
   Property, plant and equipment, cost
   Less: Reserve for depreciation, depletion and amortization
      Property, plant and equipment, net
Goodwill
Other assets
      Total

Liabilities and Shareholders' Equity
Current maturities of LTD
Notes payable
Trade payables and accruals
Other current liabilities
Liabilities of assets held for sale
      Total current liabilities
Long-term debt
Deferred income taxes
Other noncurrent liabilities
Minority interest
Shareholders' equity
      Total

$253,594
192,720

540,709
(4,166)
536,543

158,853
8,727
1,525
16,774
185,879
42,446
20,643
          -
1,231,825
6,919

3,429,186
(1,838,360)
1,590,826
646,833
178,318
$3,654,721

$242,120
-
146,788
158,318
           -
547,226
355,308
300,432
287,870
-
2,163,885
$3,654,721

$271,450
179,210

286,809
(5,196)
281,613

158,350
6,512
937
11,385
177,184
34,433
15,846
458,223
1,417,959
7,226

3,264,193
(1,727,700)
1,536,493
600,181
103,274
$3,665,133

$3,226
-
95,312
139,716
188,435
426,689
604,522
348,613
271,334
-
2,013,975
$3,665,133

$159,578
187,105

466,378
(9,457)
456,921

162,357
7,579
781
35,550
206,267
35,100
24,771
           -
1,069,742
20,371

4,227,205
(2,356,348)
1,870,857
579,817
95,267
$3,636,054

$1,302
48,000
157,606
169,485
            -
376,393
607,158
341,949
268,341
95,277
1,946,936
$3,636,054

	TABLE C
Vulcan Materials Company and Subsidiary Companies Consolidated Statements of Cash Flows (Condensed and unaudited)	(Amounts in thousands) Nine Months Ended September 30
	2005	2004

Operating Activities
Net earnings
Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation, depletion, accretion and amortization
   Net gain on disposal of property, plant, and equipment
   Contributions to pension plans
   Increase in assets before effects of business acquisitions and dispositions
   Increase in liabilities before effects of business acquisitions and dispositions
   Other, net
      Net cash provided by operating activities

Investing Activities
Purchases of property, plant and equipment
Proceeds from sale of property, plant and equipment
Proceeds from sale of Chemicals business, net of cash transaction fees
Payment for partner's interest in consolidated joint venture
Payment for businesses acquired, net of acquired cash
Purchases of medium-term investments
Proceeds from sales and maturities of medium-term investments
Change in investments and long-term receivables
Net cash used for investing activities

Financing Activities
Net borrowings - commercial paper and bank lines of credit
Payment of short-term debt and current maturities
Payment of long-term debt
Purchases of common stock
Dividends paid
Proceeds from exercise of stock options
Other, net
Net cash used for financing activities
Net increase (decrease) in cash and cash equivalents
Cash and cash equivalents at beginning of period
Cash and cash equivalents at end of period

$298,114

163,392
(4,219)
(28,847)
(199,154)
35,655
9,197
274,138

(151,210)
5,069
209,327
(62,701)
(93,314)
(283,765)
270,255
620
(105,719)

-
(1,291)
(8,253)
(123,125)
(89,046)
35,394
46
(186,275)
(17,856)
271,450
$ 253,594

$201,753

191,047
(11,150)
(712)
(100,420)
77,856
5,257
363,631

(142,017)
26,665
-
-
(29,433)
(293,598)
380,387
661
(57,335)

19,000
(249,542)
(195)
-
(79,684)
14,551
1,383
(294,487)
11,809
147,769
$159,578

TABLE D

Notes to Condensed Consolidated Financial Statements

1.  Supplemental Cash Flow Information
Supplemental information referable to the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30 is summarized below (amounts in thousands):

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
  Interest, net of amount capitalized
  Income taxes

Supplemental Schedule of Noncash Investing and Financing Activities
Liabilities assumed in business acquisitions
Noncash proceeds from the sale of the Chemicals business:
  Earn-outs
  Working capital adjustments

2005 $26,170 173,053 4,709 128,167 14,213	2004 $33,045 58,635 - - -